EXHIBIT 23(d)


                    Consent of Independent Auditors

The Board of Directors
Access Pharmaceuticals, Inc.


We consent to the use of our report, dated September 21, 1995, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ Smith Anglin & Co.
  ----------------------
    Smith Anglin & Co.


Dallas, Texas
May 24, 2000